     As filed with the Securities and Exchange Commission on March 12, 1999
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                XYLAN CORPORATION
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                                      95-4433911
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)


                             26707 West Agoura Road
                               Calabasas, CA 91302
                    (Address of principal executive offices)

                             -----------------------

                         1998 EMPLOYEE STOCK OPTION PLAN

                            (Full title of the Plan)

                             -----------------------

                                   Dale Bartos
                   Vice President and Chief Financial Officer
                                Xylan Corporation
                             26707 West Agoura Road
                               Calabasas, CA 91302
                                 (818) 880-3500
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

                               Tae Hea Nahm, Esq.
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                              Menlo Park, CA 94025
                                 (650) 854-4488

                                Page 1 of 9 Pages
                         Exhibit Index Located on Page 7
               (Calculation of Registration Fee on Following Page)

=============================================================================================================
                                          CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                            Proposed         Proposed Maximum      Amount of
Title of Securities                     Amount to be    Maximum Offering    Aggregate Offering   Registration
to be Registered                       Registered(1)   Price Per Share(2)         Price               Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value........     500,000           $36.3438          $18,171,875.00      $5,051.78

----------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 1998 Employee Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Xylan Corporation.

(2) Estimated in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices per share of common stock of Xylan Corporation as reported on The Nasdaq National Market on March 9, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INFORMATION INCORPORATED BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 31, 1998 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on February 19,1996, including any amendment or report filed for the purpose of updating such description and Form 8-A filed with the Commission under Section 12 of the Exchange Act on April 18, 1997.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the shares will be passed upon by Venture Law Group, A Professional Corporation, Menlo Park, California. As of the date of this filing, certain attorneys of Venture Law Group beneficially own an aggregate of 3,761 shares of the Company's common stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation limit the liability of directors for monetary damages arising from breach of their fiduciary duty to the maximum extent permitted by the California Corporations Code ("California Law"). Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or recession. The limitation on monetary liability also does not apply to liabilities arising under the federal securities laws.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's insurance if available on reasonable terms.

     The Company believes that the limitation provision in its Articles of Incorporation and the indemnification provisions in its Articles of Incorporation, Bylaws and indemnification agreements will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors of the Company. It is the opinion of the Commission that indemnification provisions such as those contained in the Bylaws and these agreements have no effect on a director's or officer's liability under the federal securities laws.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8. EXHIBITS.

     See INDEX TO EXHIBITS on page 7.

Item 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 9th day of March, 1999.

                                   XYLAN CORPORATION


                                   By: /s/ Dale J. Bartos
                                      ----------------------------------
                                      Dale J. Bartos
                                      Vice President and Chief Financial
                                      Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steve Y. Kim and Dale Bartos, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                          Title                     Date
-----------------------------    -----------------------------         ----
/s/  STEVE Y. KIM                President, Chief Executive        March 9, 1999
-----------------------------    Officer (Principal Executive
Steve Y. Kim                     Officer) and Director


/s/  DALE J. BARTOS              Vice President and Chief          March 9, 1999
-----------------------------    Financial Officer (Principal
Dale J. Bartos                   Financial Officer)

/s/  ROBERT C. HAWK              Director                          March 9, 1999
-----------------------------
Robert C. Hawk

/s/  YURI PIKOVER                Director                          March 9, 1999
-----------------------------
Yuri Pikover

/s/  TRUDE C. TAYLOR             Director                          March 9, 1999
-----------------------------
Trude C. Taylor

/s/  JOHN L. WALECKA             Director                          March 9, 1999
-----------------------------
John L. Walecka

                                INDEX TO EXHIBITS

Exhibit                                                                       Page
Number                                                                         No.
-------                                                                       ----
  4.1     Articles of Incorporation of Registrant, as amended to date
          (incorporated by reference to Exhibit 3.2 to the Registrant's
          Registration Statement on Form S-1, as amended (Registration No.
          333-00574) declared effective on March 10, 1996 (the "S-1
          Registration Statement")).

  4.2 By-Laws of Registrant, as amended to date (incorporated by reference to Exhibit 3.2 of Registrant's Form 10-Q for the quarter ended September 30, 1998).

  4.3 Preferred Shares Rights Agreement dated as of April 17, 1997, as amended on March 1, 1999, between the Registrant and the First National Bank of Boston, including Certificate of
          Determination of Rights, Preferences and Privileges of
          Series A Participating Preferred Stock, the Form of Rights
          Certificate and Summary of rights attached thereto as Exhibits A, B, and C, respectively (incorporated by reference to Exhibit 2 of the Registrant's Registration Statement on
          Form 8-A/A filed with the Commission on March 8, 1999)

  5.1     Opinion of Venture Law Group, A Professional Corporation.             8

 23.1     Consent of Venture Law Group, A Professional Corporation              8
          (included in Exhibit 5.1).

 23.2     Consent of Independent Accountants.                                   9

 24.1     Powers of Attorney                                                    6


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